Exhibit 10.1

AMENDMENT

to

SECURITIES PURCHASE AGREEMENT

This AMENDMENT to Securities Purchase Agreement (the “Amendment”), dated as of November 6, 2013, is entered into by and among Alliqua, Inc., a Florida corporation (the “Company”), and Crossover Healthcare Fund, LLC (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser previously entered into that certain Securities Agreement, dated as of October 22, 2013 (the “Agreement”);

WHEREAS, pursuant with the Agreement, the Company agreed to issue and sell to the Purchaser and, the Purchaser agreed to purchase from the Company, at a purchase price of $1,000,000 (the “Purchase Price”), (a) 250,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), (b) a five year warrant to purchase 5,555,555 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.10 per share (the “$0.10 Warrant”), and (c) a five year warrant to purchase 5,555,555 shares of Common Stock at an exercise price of $0.11 per share (the “$0.11 Warrant”);

WHEREAS, the Company and the Purchaser desire to amend the Agreement in order to eliminate the Company’s obligation to issue the $0.11 Warrant to the Purchaser and the Purchaser’s right to receive the $0.11 Warrant under the Agreement;

WHEREAS, the Agreement may be amended by the Company and the holders of at least fifty-one percent (51%) of the Preferred Shares then outstanding; and

WHEREAS, the Company and the Purchaser, as holder of all of the Preferred Shares outstanding, desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Purchase and Sale of Preferred Shares and Warrant.  Upon the following terms and conditions, the Company shall issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees, to purchase from the Company, at a purchase price of $1,000,000 (the “Purchase Price”), (a) 250,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), and (b) a five year warrant (the “Warrant”) to purchase 5,555,555 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.10 per share.  The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit B (the “Certificate of Designation”). The Warrant shall be in the form attached hereto as Exhibit C.  The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.”

2. All references to “Warrants” in the Agreement are hereby replaced with “Warrant” and all corresponding grammatical conjugations shall be amended from the plural to the singular, as applicable.

3. Except as modified and amended herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without application of the conflict of laws provisions thereof.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment is executed and entered into effective as of the date first written above.

ALLIQUA, INC.

By: /s/ Brian Posner
Name: Brian Posner Title: Chief Financial Officer

CROSSOVER HEALTHCARE FUND, LLC

By: /s/ Navroze M. Alphonse
Name: Navroze M. Alphonse Title: Managing Partner